                  I, Bonita J. Smith, Assistant Secretary of Edison International, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on January 15, 2004.

                  Dated:  January 20, 2004

                                                     /s/ Bonita J. Smith
                                                     ------------------------------
                                                     Bonita J. Smith
                                                     Assistant Secretary
                                                     Edison International

                                      RESOLUTION OF THE BOARD OF DIRECTORS OF
                                               EDISON INTERNATIONAL
                                             Adopted: January 15, 2004
                                           RE: FORMS 10-K, 10-Q, AND 8-K

                  WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission ("Commission"), and it is desirable to effect such filings over the signatures of attorneys-in-fact;

                  NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2003, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2004, Current Reports on Form 8-K from time to time during 2004 and through January 20, 2005, or in the event this Board of Directors does not meet on January 20, 2005, through the next succeeding date on which this Board holds a regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Bryant C.
Danner, Theodore F. Craver, Jr., Thomas M. Noonan, Beverly P. Ryder, Kenneth S. Stewart, Mary C. Simpson,

Paige W. R. White, Timothy W. Rogers, Deborah M. Festa, Lowell B. Reinstein, Darla F. Forte, Eileen B. Guerrero,
Bonita J. Smith, Polly L. Gault, and Douglas G. Green, and each of them, to act severally as attorney-in-fact for this corporation for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

APPROVED:

/s/ John E. Bryson
-------------------------------------
John E. Bryson
Chairman of the Board

/s/ Bryant C. Danner
-------------------------------------
Bryant C. Danner
Executive Vice President and General Counsel